Exhibit 10.1

Execution Version

REGISTRATION AGREEMENT

BY AND BETWEEN

SELECT INCOME REIT

AND

GOVERNMENT PROPERTIES INCOME TRUST

Dated as of September 14, 2018

REGISTRATION AGREEMENT

This Registration Agreement (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of September 14, 2018, by and between Select Income REIT, a Maryland real estate investment trust (“SIR”), and Government Properties Income Trust, a Maryland real estate investment trust (including its successors and permitted assigns, “Shareholder”).  SIR and Shareholder are each referred to as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, the Parties are entering into this Agreement in connection with the transactions contemplated by that certain Merger Agreement, dated as of the date hereof (as it may be amended or otherwise modified from time to time, the “Merger Agreement”), by and between Shareholder, a subsidiary of Shareholder and SIR;

WHEREAS, the sale by Shareholder of the Registrable Securities (as defined below) is a condition to the consummation of the transactions contemplated by the Merger Agreement and material inducement to SIR and Shareholder’s entry into this Agreement; and

WHEREAS, Shareholder has acquired and currently holds common shares of beneficial interest, par value $.01 per share, of SIR (“Common Shares”);

NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“AAA” is defined in Section 6.4(c)(i).

“Award” is defined in Section 6.4(c)(v).

“Business Day” means a day, other than Saturday, Sunday or other day on which banks located in Boston, Massachusetts or Baltimore, Maryland are authorized or required by Law to close.

“Chosen Courts” is defined in Section 6.4(b).

“Common Shares” is defined in the recitals to this Agreement.

“control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Covered Liabilities” is defined in Section 4.1.

“Demand Registration” is defined in Section 2.1(a).

“Disputes” is defined in Section 6.4(c)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Law” means any law, statute, ordinance, rule, regulation, directive, code or order enacted, issued, promulgated, enforced or entered by any Governmental Entity.

“Merger” means the merger of SIR with and into a subsidiary of Shareholder pursuant to the terms and conditions of the Merger Agreement.

“Merger Agreement” is defined in the recitals to this Agreement.

“Party” is defined in the preamble to this Agreement.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Prospectus” means a prospectus or prospectus supplement relating to the sale of Registrable Securities pursuant to a Demand Registration request and included in a Registration Statement, as amended or supplemented, including all materials incorporated by reference in such prospectus or prospectus supplement.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.

“Registration” means a registration pursuant to a Registration Statement or Prospectus requested pursuant to a Demand Registration request and filed pursuant to Section 3.1(a).

“Registration Period” means the period (a) beginning on the date hereof and (b) ending on the earliest of (i) the date and time at which Shareholder no longer holds any Registrable Securities, (ii) the date and time the Merger contemplated by the Merger Agreement becomes effective and (iii) the date that the Merger Agreement is terminated; provided that the Registration Period shall not include the period beginning on the date that proxy solicitation materials with respect to the Merger are first disseminated to SIR’s shareholders and ending on the date of the meeting of SIR shareholders held to vote on the approval of the Merger.

“Registration Statement” means any registration statement filed by SIR with the SEC in compliance with the Securities Act for a public offering and sale of Common Shares that includes Registrable Securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), as amended or supplemented, including all materials incorporated by reference in such registration statement.

“Registrable Securities” mean all of the Common Shares owned by Shareholder; provided, however, that Common Shares shall cease to be Registrable Securities hereunder, as of any date, when: (i) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such Registrable Securities shall have been otherwise sold pursuant to Rule 144 under the Securities Act (or any similar provisions thereunder, but not Rule 144A) or (iii) such Registrable Securities shall have ceased to be outstanding.

“Rules” is defined in Section 6.4(c)(i).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Shareholder” is defined in the preamble to this Agreement.

“Shareholder Indemnified Party” is defined in Section 4.1.

“Shelf Registration” is defined in Section 2.1(a).

“SIR” is defined in the preamble to this Agreement.

“SIR Indemnified Party” is defined in Section 4.2.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1                                    Demand Registration.

(a)                                 General Request for Registration.  At any time during the Registration Period, Shareholder may make a written demand for registration under the Securities Act of all or part of the Registrable Securities owned by it.  Any such written demand for a registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof.  The registration so demanded by Shareholder is referred to herein as a “Demand Registration”.  If SIR is eligible to utilize a Registration Statement on Form S-3 to sell securities in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, whether such Registration Statement is then currently effective or becomes effective in connection with such Demand Registration (a “Shelf Registration”), any Demand Registration made pursuant to this Section 2.1(a) shall, at the option of Shareholder be a demand for a Shelf Registration.  For the avoidance of doubt, if a Shelf Registration is so requested pursuant to this Section 2.1(a), any reference to a Demand Registration in this Agreement also refers to a Shelf Registration.

(b)                                 Underwritten Offering.  If Shareholder so advises SIR as part of its written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering.  In such case, Shareholder shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such underwriting by Shareholder (which Underwriter(s) shall be reasonably acceptable to SIR), complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement and furnish to SIR such information as SIR may reasonably request in writing for inclusion in the Registration Statement.

ARTICLE III

REGISTRATION PROCEDURES

Section 3.1                                    Filings; Information.  Whenever SIR is required to effect the Registration of any Registrable Securities owned by Shareholder pursuant to ARTICLE II, SIR shall use its commercially reasonable efforts to effect the Registration of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a)                                 Filing Registration Statement.  After receipt of a request for a Demand Registration from Shareholder pursuant to Section 2.1(a), SIR shall prepare as expeditiously as possible, and use its commercially reasonable efforts to within five (5) days file with the SEC, a Registration Statement (or a Prospectus to a currently effective Registration Statement or a Registration Statement that becomes effective in connection with the Demand Registration) on any form for which SIR then qualifies or which counsel for SIR shall deem appropriate and which form shall be available for the sale of all Registrable Securities owned by Shareholder to be registered thereunder and the intended method(s) of distribution thereof, in each case pursuant to such request for a Demand Registration, and shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1(c); provided, however, that:

(i)                                     In the case of any demand under Section 2.1(a) for a Shelf Registration, the Registration Statement shall be on Form S-3; and

(ii)                                  SIR shall have the right to defer any Demand Registration, or to suspend the use of any Registration Statement or Prospectus, for a reasonable period of time if, in the good faith judgment of the Board of Trustees or the officers of SIR (and SIR shall furnish to the holders a confirmatory certificate signed by a principal executive officer or principal financial officer of SIR), it would (1) result in the disclosure of material information that SIR has a bona fide business purpose for preserving as confidential that is not then otherwise required to be disclosed or if the Registration Statement or the Prospectus contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements in the Registration Statement or the Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading without the inclusion of additional information that SIR has a bona fide business purpose for not disclosing, or is not permitted to disclose, at such time, (2) include information that is materially inconsistent with or that the SEC has objected to inclusion in the registration statement on Form S-4 or proxy materials with respect to the Merger and which SIR has excluded or intends to instead exclude from such registration statement on Form S-4 or proxy materials (it being understood that discussions with, or comments from, the staff of the SEC regarding the possibility of inclusion or exclusion of such information shall not render this section 3.1(a)(ii)(2) applicable until SIR has reached a definitive conclusion that it must exclude such information), or (3) render SIR unable to comply with requirements under the Securities Act or the Exchange Act; in such event, (A) if the applicable Registration Statement has become effective, Shareholder will forthwith discontinue (or cause the discontinuance of) disposition of its Registrable Securities until it is advised by SIR that the use of such Registration Statement may be resumed or (B) Shareholder shall be entitled to withdraw its request for the filing of the applicable Registration Statement or Prospectus and SIR shall pay all customary costs and expenses in connection with such withdrawn registration; provided, further, however, that SIR may not exercise the right set forth in this subsection (ii) in respect of a request by Shareholder for more than a total of forty-five (45) days in any 365-day period in respect of a Demand Registration.

(b)                                 Copies.  After SIR’s receipt of a Demand Registration request, SIR shall, prior to filing any Registration Statement or Prospectus pursuant to Section 3.1(a), or any amendment or supplement thereto, furnish to Shareholder and its counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case, if reasonably requested by Shareholder, including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as Shareholder or counsel for Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities included in such Registration.

(c)                                  Amendments and Supplements.  If Shareholder has included Registrable Securities in a Registration, SIR shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not extend beyond the end of the Registration Period) or such Demand Registration request shall have been withdrawn.

(d)                                 Notification.  If Shareholder has included Registrable Securities in a Registration, after the filing of the Registration Statement (unless filed prior to SIR’s receipt of the Demand Registration request), SIR shall promptly, and in no event more than two (2) Business Days after such filing, notify Shareholder of such filing, and shall further notify Shareholder promptly and confirm such notification in writing in all events within two (2) Business Days of the occurrence of any of the following (unless such event occurred prior to SIR’s receipt of the Demand Registration request):  (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and SIR shall use reasonable best efforts to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, and promptly make available to Shareholder any such supplement or amendment; except that before filing with the SEC a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, SIR shall furnish to Shareholder and to its counsel, copies of all such documents proposed to be filed sufficiently in advance of filing to provide Shareholder and its counsel with a reasonable opportunity to review such documents and comment thereon, and SIR shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which Shareholder or its counsel shall reasonably object; provided that nothing herein shall prohibit SIR from timely filing any reports required to be filed under the Exchange Act or otherwise timely filing any documents necessary to comply with applicable Law.

(e)                                  State Securities Laws Compliance.  If Shareholder has included Registrable Securities in a Registration, SIR shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as Shareholder (in light of the intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other federal or state authorities as may be necessary by virtue of the business and operations of SIR and do any and all other acts and things that may be necessary or advisable to enable Shareholder to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that SIR shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(e) or subject itself to taxation in any such jurisdiction.

(f)                                   Agreements for Disposition.  If Shareholder has included Registrable Securities in a Registration, (i) SIR shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and use commercially reasonable efforts to take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities and (ii) the representations, warranties and covenants of SIR in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Shareholder.  For the avoidance of doubt, Shareholder may not require SIR to accept terms, conditions or provisions in any such agreement which SIR determines are not reasonably acceptable to SIR, notwithstanding any agreement to the contrary herein.  Shareholder shall not be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Underwriters or SIR and, if applicable, with respect to Shareholder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with Shareholder’s material agreements and organizational documents, and with respect to written information relating to Shareholder that Shareholder has furnished in writing expressly for inclusion in such Registration Statement, in each case, as applicable to Shareholder.  Shareholder, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are reasonable and customarily contained in agreements of that type.

(g)                                  Cooperation.  SIR shall reasonably cooperate in any offering of Registrable Securities under this Agreement, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.  Shareholder shall reasonably cooperate in the preparation of the Registration Statement and other documents relating to any offering in which it includes securities pursuant to this Agreement.  If Shareholder has included, or made a request to include, Registrable Securities in a Registration, Shareholder shall also furnish to SIR such information regarding itself, the Registrable Securities held by it, and the intended method(s) of disposition of such securities as SIR and/or its counsel shall reasonably request in order to assure full compliance with applicable provisions of the Securities Act and the Exchange Act in connection with the registration of the Registrable Securities.

(h)                                 Records.  If Shareholder has included Registrable Securities in a Registration, upon reasonable notice and during normal business hours, subject to SIR receiving any customary confidentiality undertakings or agreements, SIR shall make available for inspection by Shareholder, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by Shareholder or any Underwriter, all relevant financial and other records, pertinent corporate documents and properties of SIR as shall be necessary to enable them to exercise their due diligence responsibility, and shall cause SIR’s officers, trustees and employees to supply all information reasonably requested by Shareholder in connection with such Registration Statement.

(i)                                     Opinions and Comfort Letters.  If Shareholder has included Registrable Securities in a Registration, SIR shall use commercially reasonable efforts to furnish to Shareholder signed counterparts, addressed to Shareholder, of (i) any opinion of counsel to SIR delivered to any Underwriter and (ii) any comfort letter from SIR’s independent public accountants delivered to any Underwriter; provided, however, that counsel to the Underwriter shall have exclusive authority to negotiate the terms thereof.  In the event no legal opinion is delivered to any Underwriter, SIR shall furnish to Shareholder, at any time that Shareholder elects to use a Prospectus in connection with an offering of Shareholder’s Registrable Securities, an opinion of counsel to SIR to the effect that the Registration Statement containing such Prospectus has been declared effective, that no stop order is in effect, and such other matters as the Persons holding a majority of the Registrable Securities subject to the registration may reasonably request as would customarily have been addressed in an opinion of counsel to SIR delivered to an Underwriter.

(j)                                    Earning Statement.  SIR shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make generally available to its shareholders, as soon as practicable, an earning statement satisfying the provisions of Section 11(a) of the Securities Act, provided that SIR will be deemed to have complied with this Section 3.1(j) if the earning statement satisfies the provisions of Rule 158 under the Securities Act.

(k)                                 Listing.  SIR shall use commercially reasonable efforts to cause all Registrable Securities of Shareholder included in any Registration to be listed on such exchange or otherwise designated for trading in the same manner as the Common Shares are then listed or designated.

Section 3.2                                    Registration Expenses.  If Shareholder has included or requested inclusion of Registrable Securities in a Registration, subject to Section 3.1(a)(ii)(B), Shareholder shall pay all costs and expenses arising from or incident to such Registration, including promptly reimbursing SIR for all costs and expenses incurred by SIR, in each case, whether or not the Registration Statement is filed or becomes effective, any Prospectus is filed or any Registrable Securities are sold, including, without limitation:  (i) all registration and filing fees and all costs to prepare such Registration Statement or Prospectus and any amendments or supplements thereto; (ii) fees and expenses of compliance with securities or “blue sky” Laws (including fees and disbursements of counsel (including counsel to any Underwriters) in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger and delivery expenses; (iv) fees imposed by the Financial Industry Regulatory Authority, Inc.;  (v) listing fees and expenses; (vi) fees and disbursements of counsel for Shareholder, SIR and any of SIR’s affiliates, including any separate counsel to the board of trustees or any committee thereof, and fees and expenses for independent registered public accountants retained by Shareholder, SIR or any of SIR’s affiliates (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(i)); and (vii) fees and expenses incurred in connection with any marketing efforts or “road show” for any underwritten or marketed offering.  SIR shall have no obligation to pay any underwriting discounts, fees or selling commissions, or any other expenses of any underwritten offering, attributable to the

Registrable Securities being sold by Shareholder, which underwriting discounts, fees and selling commissions shall be borne solely by Shareholder, and which other expenses shall be borne solely by Shareholder or the Underwriters in such underwritten offering, as applicable.  For the avoidance of doubt, Shareholder shall have no obligation to pay, and SIR shall bear, all internal expenses of SIR (including, without limitation, all fees, salaries and expenses of its officers, employees and management) incurred in connection with performing or complying with SIR’s obligations under this Agreement.

Section 3.3                                    Information.  Shareholder shall provide such information as may reasonably be requested by SIR, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the registration of any of its Registrable Securities under the Securities Act pursuant to this Agreement and in connection with SIR’s obligation to comply with federal and applicable state securities Laws.

Section 3.4                                    Shareholder Obligations.  Shareholder may not participate in any underwritten offering pursuant to this Agreement unless Shareholder (i) agrees to only sell Registrable Securities on the basis reasonably provided in any underwriting agreement and (ii) completes, executes and delivers any and all questionnaires, lock-up agreements, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably or customarily required by or under the terms of any underwriting agreement or as reasonably requested by SIR or the Underwriter(s) for such underwritten offering.

Section 3.5                                    Lock-Up in an Underwritten Public Offering.  If requested by the Underwriter(s) of a registered underwritten public offering of securities of SIR, Shareholder will enter into a lock-up agreement in customary form pursuant to which it shall agree not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Shares or other securities of SIR or any securities convertible into or exercisable or exchangeable for Common Shares or other securities of SIR (except as part of such registered underwritten public offering or as otherwise permitted by the terms of such lock-up agreement) for a lock-up period that is customary for such an offering.

ARTICLE IV

INDEMNIFICATION

Section 4.1                                    Indemnification by SIR.  SIR shall, to the extent permitted by applicable Law, indemnify and hold harmless Shareholder, its subsidiaries, their trustees, directors, officers, employees, representatives and agents in their capacity as such and each Person, if any, who controls Shareholder within the meaning of the Securities Act or the Exchange Act, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Shareholder Indemnified Parties”) from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including liabilities for all reasonable attorneys’, accountants’, and experts’ fees and expenses (collectively, “Covered Liabilities”), suffered, directly or indirectly, by any Shareholder Indemnified Party by reason of or arising out of any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities owned by Shareholder was registered under the Securities Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) relating to such Registration Statement, or any amendment thereof or supplement thereto, or by reason of or arising out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made), not misleading; provided, however, that (i) SIR will not be liable in any such case to the extent that any such Covered Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus, amendment or supplement in reliance upon and in conformity with information furnished to SIR by or on behalf of Shareholder expressly for use in such document or documents and (ii) the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of SIR (which consent shall not be unreasonably withheld).  The indemnity in this Section 4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of any Shareholder Indemnified Person.  For the avoidance of doubt, SIR and its subsidiaries are not “Shareholder Indemnified Parties.”

Section 4.2                                    Indemnification by Shareholder.  Shareholder shall, to the extent permitted by applicable Law, indemnify and hold harmless SIR, its subsidiaries, each of their respective trustees, directors, officers, employees, representatives and agents, in their capacity as such and each Person, if any, who controls SIR within the meaning of the Securities Act or the Exchange Act, and the heirs, executors, successors and assigns of any of the foregoing (collectively, the “SIR Indemnified Parties”) from and against any and all Covered Liabilities suffered, directly or indirectly, by any SIR Indemnified Party by reason of or arising out of any untrue statement or alleged untrue statement or omission or alleged omission contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities owned by Shareholder was registered under the Securities Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) related to such Registration Statement or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished to SIR by Shareholder expressly for use therein; provided, however, that (i) the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of Shareholder (which consent shall not be unreasonably withheld), and (ii) in no event shall the total amounts payable in indemnity by Shareholder under this Section 4.2 exceed the proceeds (less underwriting discounts, fees and selling commissions, if any, if an underwritten offering) received by Shareholder in the registered offering out of which such Covered Liability arises.  The indemnity in this Section 4.2 shall remain in full force and effect regardless of any investigation made by or on behalf of any SIR Indemnified Person.  For the avoidance of doubt, Shareholder is not a “SIR Indemnified Party.”

Section 4.3                                    Contribution.  If the indemnification provided for in Section 4.1 or Section 4.2 is unavailable, because it is prohibited or restricted by applicable Law, to an indemnified party under either such Section in respect of any Covered Liabilities referred to therein, then in order to provide for just and equitable contribution in such circumstances, each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Covered Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the untrue statement or omission, or alleged untrue statement or omission, which resulted in such Covered Liabilities, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  SIR and Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.3.  For the avoidance of doubt, the amount paid or payable by an indemnified party as a result of the Covered Liabilities referred to in this Section 4.3 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending, settling or satisfying any such Covered Liability.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 4.4                                    Certain Limitations, Etc.  The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of (i) any amounts actually recovered or recoverable by the indemnified parties under insurance policies and (ii) other amounts actually recovered by the indemnified party from third parties, in the case of (i) and (ii), with respect to such Covered Liabilities.  Any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss.  An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto.  If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (i) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Covered Liabilities.

ARTICLE V

UNDERWRITING AND DISTRIBUTION

Section 5.1                                    Rule 144.  SIR covenants that it shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Shareholder may reasonably request, all to the extent required from time to time to enable Shareholder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto, but not Rule 144A.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                    Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows:  (i) on the date delivered, if personally delivered; (ii) on the day of transmission if sent via facsimile or e-mail transmission to the facsimile number or e-mail address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; or (iii) on the next Business Day after being sent by recognized overnight mail service specifying next Business Day delivery, in each case with delivery charges pre-paid and addressed to the following addresses:

(a)                                 If to Shareholder, to:

Government Properties Income Trust
Two Newton Place
255 Washington Street
Suite 300
Newton, MA 02458
Attn:                                                                    President
Facsimile:                                         (617) 219-1441
Email:                                                            dblackman@rmrgroup.com

with copies (which shall not constitute notice) to:

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attn:                                                                    Howard E. Berkenblit
Facsimile:                                         (617) 338-2880
Email:                                                            hberkenblit@sandw.com

(b)                                 If to SIR, to:

Select Income REIT
Two Newton Place
255 Washington Street
Suite 300
Newton, MA 02458
Attn:                                                                    President
Facsimile:                                         (617) 796-8335
Email:                                                            dblackman@rmrgroup.com

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street
Boston, MA 02116
Attn:                                                                    Margaret R. Cohen
Facsimile:                                         (617) 305-4859
Email:                                                            margaret.cohen@skadden.com

Section 6.2                                    Assignment; Successors; Third Party Beneficiaries.  Except as set forth in this Section 6.2, this Agreement and the rights, interests and obligations of the Parties hereunder may not be assigned, transferred or delegated.  This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.  Except as expressly provided in ARTICLE IV and Section 6.4(c), this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the Parties any rights or remedies under this Agreement.

Section 6.3                                    Prior Negotiations; Entire Agreement.  This Agreement and the Merger Agreement (including the documents and instruments referred to in this Agreement or the Merger Agreement or entered into in connection therewith) constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, between the Parties with respect to the subject matter of this Agreement.

Section 6.4                                    Governing Law; Venue; Arbitration.

(a)                                 Governing Law.  This Agreement and any Dispute, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Maryland without regard to principles of conflicts of law.

(b)                                 Venue.  Each Party agrees that it shall bring any Proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the courts of the State of Maryland and the Federal courts of the United States, in each case, located in the City of Baltimore (the “Chosen Courts”).  Solely in connection with claims arising under this Agreement or the transactions contemplated hereby, each Party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) agrees not to commence any such Proceeding except in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding and (v) agrees that service of process upon such Party in any such Proceeding shall be effective if notice is given in accordance with Section 6.1.  Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.  A final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  Notwithstanding anything herein to the contrary, if a demand for arbitration of a Dispute is made pursuant to Section 6.4(c), this Section 6.4(b) shall not pre-empt resolution of the Dispute pursuant to Section 6.4(c).

(c)                                  Arbitration.

(i)                                     Any disputes, claims or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of a Party or any holder of equity interests (which, for purposes of this Section 6.4(c), shall mean any holder of record or any beneficial owner of equity interests or any former holder of record or beneficial owner of equity interests) of a Party, either on his, her or its own behalf, on behalf of a Party or on behalf of any series or class of equity interests of a Party or holders of any equity interests of a Party against a Party or any of their respective trustees, directors, members, officers, managers (including The RMR Group LLC or its parent or their respective successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance, application or enforcement of this Agreement, including this arbitration agreement or the governing documents of a Party (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 6.4(c).  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of a Party and class actions by a holder of equity interests against those individuals or entities and a Party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.  For purposes of this Section 6.4(c), the term “equity interest” shall mean shares of beneficial interest of such Party.

(ii)                                  There shall be three (3) arbitrators.  If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration.  The arbitrators may be affiliated or interested persons of the parties.  If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration.

The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA.  If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator.  The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator.  If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(iii)                               The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

(iv)                              There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.  For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

(v)                                 In rendering an award or decision (an “Award”), the arbitrators shall be required to follow the laws of the State of Maryland without regard to principles of conflicts of law.  Any arbitration proceedings or Award and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  An Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based.  Any monetary Award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Subject to Section 6.4(c)(vi), each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Award or such other date as such Award may provide.

(vi)                              Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties, to the maximum extent permitted by Maryland law, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a Party’s Award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

(vii)                           Notwithstanding any language to the contrary in this Agreement, any Award, including but not limited to, any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”).  An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired.  Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office.  Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof.  For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 6.4(c)(v) hereof shall apply to any appeal pursuant to this Section and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

(viii)                        Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 6.4(c)(vi), an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon an Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(ix)                              This Section 6.4(c) is intended to benefit and be enforceable by a Party and its respective holders of equity interests, trustees, directors, officers, managers (including The RMR Group LLC or its parent or their respective successor), agents or employees, and their respective successors and assigns and shall be binding upon a Party and its respective holders of equity interests, and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

Section 6.5                                    Severability.  This Agreement shall be interpreted in such manner as to be effective and valid under applicable Law.  If at any time subsequent to the date hereof, any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties.

Section 6.6                                    Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 6.7                                    Construction.  Unless the context otherwise requires, as used in this Agreement:  (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written,” “in writing” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (v) words of one gender shall be construed to apply to each gender; (vi) all pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require; (vii) “Articles” and “Sections,” refer to Articles and Sections of this Agreement unless otherwise specified; (viii) “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) “dollars” and “$” mean United States Dollars; and (x) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

Section 6.8                                    Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance.  No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver of the part of any Party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at Law or in equity.

Section 6.9                                    Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, in addition to any other applicable remedies at Law or equity, the Parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

Section 6.10                             Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

Section 6.11                             Exculpation.  NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF ANY PARTY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM

AGAINST, SUCH PARTY.  ALL PERSONS DEALING WITH SUCH PARTY IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH PARTY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Section 6.12                             Termination.   Except for Section 3.2 and ARTICLE IV and this ARTICLE VI, this Agreement shall automatically terminate and be of no further force and effect as of the end of the Registration Period.

[Signatures appear on the next page]

IN WITNESS WHEREOF, the Parties have executed this Registration Agreement as of the date first above written.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Chief Financial Officer and Treasurer

SELECT INCOME REIT

By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Chief Financial Officer and Treasurer

[Signature Page to the Registration Agreement]